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                                                                    EXHIBIT (11)

                        HONEYWELL INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1993
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                   1993         1992         1991         1990         1989
                                                                -----------  -----------  -----------  -----------  -----------
Primary:
Income:
  Income from continuing operations...........................  $     322.2  $     399.9  $     331.1  $     371.8  $     550.3
  Income from discontinued operations.........................                                                10.1         53.8
                                                                -----------  -----------  -----------  -----------  -----------
  Income before extraordinary item and cumulative effect of
   accounting changes.........................................        322.2        399.9        331.1        381.9        604.1
  Extraordinary item -- loss on early redemption of debt......                      (8.6)
  Cumulative effect of accounting changes (Note)..............                    (144.5)
                                                                -----------  -----------  -----------  -----------  -----------
    Net income................................................  $     322.2  $     246.8  $     331.1  $     381.9  $     604.1
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------
Shares:
  Weighted average of shares outstanding during the year......  134,242,394  138,525,414  140,868,222  151,759,942  170,404,548
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------
Earnings per share:
  Continuing operations.......................................  $      2.40  $      2.88  $      2.35  $      2.45  $      3.23
  Discontinued operations.....................................                                                0.07         0.32
                                                                -----------  -----------  -----------  -----------  -----------
  Income before extraordinary item and cumulative effect of
    accounting changes........................................         2.40         2.88         2.35         2.52         3.55
  Extraordinary item -- loss on early redemption of debt......                     (0.06)
  Cumulative effect of accounting changes (Note)..............                     (1.04)
                                                                -----------  -----------  -----------  -----------  -----------
    Net income................................................  $      2.40  $      1.78  $      2.35  $      2.52  $      3.55
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------
Assuming full dilution:
Income:
  Income from continuing operations...........................  $     322.2  $     399.9  $     331.1  $     371.8  $     550.3
  Income from discontinued operations.........................                                                10.1         53.8
                                                                -----------  -----------  -----------  -----------  -----------
  Income before extraordinary item and cumulative effect of
    accounting changes........................................        322.2        399.9        331.1        381.9        604.1
  Extraordinary item -- loss on early redemption of debt......                      (8.6)
  Cumulative effect of accounting changes (Note)..............                    (144.5)
                                                                -----------  -----------  -----------  -----------  -----------
    Net income................................................  $     322.2  $     246.8  $     331.1  $     381.9  $     604.1
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------
Shares:
  Weighted average of shares outstanding during the year......  134,242,394  138,525,414  140,868,222  151,759,942  170,404,548
  Shares issuable in connection with stock plans less shares
    purchaseable from proceeds................................    1,069,901    1,599,395    2,120,234    1,410,826    2,426,676
                                                                -----------  -----------  -----------  -----------  -----------
    Total shares..............................................  135,312,295  140,124,809  142,988,456  153,170,768  172,831,224
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------
Earnings per share:
  Continuing operations.......................................  $      2.38  $      2.85  $      2.32  $      2.43  $      3.19
  Discontinued operations.....................................                                                0.06         0.31
                                                                -----------  -----------  -----------  -----------  -----------
  Income before extraordinary item and cumulative effect of
    accounting changes........................................         2.38         2.85         2.32         2.49         3.50
  Extraordinary item -- loss on early redemption of debt......                     (0.06)
  Cumulative effect of accounting changes (Note)..............                     (1.03)
                                                                -----------  -----------  -----------  -----------  -----------
    Net income................................................  $      2.38  $      1.76  $      2.32  $      2.49  $      3.50
                                                                -----------  -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------  -----------

- ------------------------------
Note:   The cumulative  effect of accounting  changes in 1992  are the result of adopting Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which reduced net income by $151.3 ($1.09 per share); SFAS No. 109, "Accounting for Income Taxes," which increased net income by $31.4 ($0.23 per share); and SFAS No. 112, "Employers' Accounting for Postemployment Benefits," which reduced net income by $24.6 ($0.18 per share).
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